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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 2, 2002



                          STRATUS SERVICES GROUP, INC.
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             (Exact name of Registrant as specified in its charter)


   Delaware                              001-15789              22-3499261
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(State or other jurisdiction       (Commission File No.)     (I.R.S. Employer
of incorporation or organization)                           Identification No.)


             500 Craig Road, Suite 201, Manalapan, New Jersey 07726
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                    (Address of principal executive offices)


                                 (732) 866-0300
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               (Registrant's telephone number including area code)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On December 28, 2001, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant"), purchased substantially all of the tangible and intangible assets, excluding accounts receivable, of seven offices of Provisional Employment Solutions, Inc. ("PES"), a Georgia corporation, pursuant to the terms of an Asset Purchase Agreement dated December 27, 2001. The purchase price for the assets was $1,480,000, represented by a $1.1 million promissory note and 400,000 shares of Stratus Service Group, Inc. restricted common stock. In addition to the purchase price, PES is entitled to earnout payments of 15% of quarterly gross margins up to a total of $1.25 million or the expiration of ten years, whichever occurs first. The note bears interest at 6% per annum and is payable over a ten-year period in equal quarterly payments beginning 90 days after the closing of the Asset Purchase Agreement. In connection with the transaction, PES and three senior management members entered into a Non-competition and Non-Solicitation Agreement pursuant to which they agreed not to compete with the Registrant in the territories of the acquired business for a period of two years and to not solicit the employees or customers of the acquired business for a period of four years.

         The purchase price was arrived at through arms-length negotiations between the parties.

         The PES branches provide temporary light industrial and clerical staffing in seven business locations in the California cities of Chino, Ontario, Orange, Rancho, Riverside, Santa Fe Springs and Walnut with estimated 2001 revenues of $23 million.

         The Registrant currently intends to continue to operate the business formerly conducted by PES at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing PES's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of PES business could differ materially from the intention stated.

         The above descriptions of the asset purchase agreement and the Non-competition and Non-solicitation agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits hereto.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         It is not practicable to provide the financial statements required to be filed as a result of the acquisitions of the assets of PES described in Item 2 hereof (the "Financial Statements") on the date that this report is being filed with the Securities and Exchange Commission. The Financial Statements will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after this report is filed. The Registrant expects to file the Financial Statements no later than March 4, 2002.

         (b)      PRO FORMA FINANCIAL INFORMATION

         It is not practicable to provide the pro forma financial information required to be filed as a result of the acquisitions of the assets of PES described in Item 2 hereof (the "Pro Forma Information"), on the date that this report is being filed with the Securities and Exchange Commission. The Pro Forma Information will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after this report is filed. The Registrant expects to file the Pro Forma Information no later than March 4, 2002.

(c)      EXHIBITS.

         2.1 Asset Purchase Agreement, dated December 27, 2001, by and between Stratus Services Group, Inc. and Provisional Employment Solutions, Inc.

         10.1 Non-Competition Agreement, dated December 27, 2001, between Stratus Services Group, Inc. and Provisional Employment Solutions, Inc., Raymond W. Clawson, Rhonda Mills and Jeff Waldie.

         10.2 Promissory Note and Security Agreement in the amount of $1,100,000 dated as of December 27, 2001, issued by Stratus Services Group, Inc. to Provisional Employment Solutions, Inc.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     STRATUS SERVICES GROUP, INC.

                                     By:  /s/ Joseph J. Raymond
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                                            Joseph J. Raymond
                                            President & CEO